As filed with the Securities and Exchange Commission on January 21, 2010

                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                   Post-Effective Amendment No. 1 to Form S-8
                  Registration Statement No. 333-107650

                               FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                           DALE JARRETT RACING ADVENTURE, INC.
        (Exact Name of Registrant as Specified in Its Charter)



          Florida                              59-3564984
(State or Other Jurisdiction of             (I.R.S. Employer
Incorporation or Organization)	        Identification No.)

                        1313 10TH Avenue Lane, SE
                          Hickory, NC   28602



                       STOCK COMPENSATION PLAN
                       (Full Titles of Plan)


                                                        Timothy B. Shannon
              Dale Jarrett Racing Adventure, Inc.
                     1313 10th Avenue Lane, SE
                        Hickory, NC 28602
                          (888) 467-2231
       (Telephone Number, Including Area Code, of Agent For Service)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
[ ] Large    [ ] Accelerated   [ ] Non-accelerated  [ ] Smaller
accelerated        filer               filer        reporting company
    filer                      (Do not check if a
                               smaller reporting
                                   company)

                    DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement 333-107650 registering 500,000 Common Shares of Dale Jarrett Racing Adventure, Inc. for the Dale Jarrett Racing Adventure, Inc. Stock
Compensation Plan on Form S-8 filed on August 5, 2003.

On January 8, 2004, the registrant's board of directors terminated the offering. Accordingly, the Registrant files this Post-Effective
Amendment No. 1 to remove from registration all common shares registered under the Registration Statement that had not been issued as of the date of termination of the offering.

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on this 21st day of January, 2010.

DALE JARRETT RACING ADVENTURE, INC.


 By:  /s/ Timothy B. Shannon
     -----------------------------
Name: Timothy B. Shannon
Title:   President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Timothy B. Shannon             CEO/CFO            January 21, 2010
------------------          President/Director
                                 Controller

/s/Kenneth J. Scott               Director           January 21, 2010
------------------


/s/Glenn Jarrett                  Director           January 21, 2010
------------------            Vice President